UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2021

UNITED NATURAL FOODS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15723 (Commission File Number)	05-0376157 (IRS Employer Identification No.)

313 Iron Horse Way, Providence, RI 02908
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (401) 528-8634

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	UNFI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In an effort to better align and simplify the organizational structure for United Natural Foods Inc. (the “Company”), on December 10, 2021, the Company decided to move certain functions, such as Risk and Safety, Labor Relations and Real Estate, from the responsibilities of the Company’s Chief Legal Officer, General Counsel, and Corporate Secretary, Jill E. Sutton, to other functional departments. With the narrower scope of the role, Ms. Sutton and the Company have mutually agreed that Ms. Sutton would no longer serve as the Company’s Chief Legal Officer, General Counsel, and Secretary. The Company appreciates Ms. Sutton’s many significant accomplishments and contributions since joining the Company in 2018 and wishes her well in her future endeavors.

Because this separation results in a qualifying termination, Ms. Sutton will receive severance benefits to which she is entitled pursuant to the terms of the Amended and Restated Severance Agreement by and between the Company and Ms. Sutton, effective as of October 23, 2019 (“Severance Agreement”), and certain additional payments, as described below. The Severance Agreement contains certain restrictive covenants that will remain in place for the period of time contemplated by the Severance Agreement as well as a release of claims and waiver against the Company. In addition to the payments outlined in the Severance Agreement, and subject to the restrictive covenants, release and waiver, the Compensation Committee (“Committee”) of the Company’s Board has agreed to extended base salary payments to Ms. Sutton for an additional six months, which is an additional payment of $307,400, and to pay Ms. Sutton an additional severance amount equal to one and a half times her annual bonus, at target, or $783,870. The Committee believes the payments to Ms. Sutton under the Severance Agreement, and additional payments, to be reasonable, market competitive, reflective of Ms. Sutton’s contributions to the Company, as well as necessary for a smooth transition through the Company’s organizational restructure of these areas. Ms. Sutton’s outstanding equity awards will vest on a prorated basis as provided for upon a Separation from Service without Cause, as set forth in the Company’s Amended and Restated 2020 Equity Incentive Plan.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED NATURAL FOODS, INC.

By:	/s/ John W. Howard
Name:	John W. Howard
Title:	Chief Financial Officer

Date:    December 13, 2021